UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2011

Qlik Technologies Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34803	20-1643718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Radnor Chester Road Suite E220 Radnor, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 828-9768

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) At the 2011 annual meeting of stockholders of Qlik Technologies Inc. (the “Company”) held on May 19, 2011 (the “Annual Meeting”), the stockholders of the Company approved the Company’s Executive Incentive Cash Bonus Plan (the “Plan”) and its material terms. A description of the material terms of the Plan is contained in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 7, 2011 (the “Proxy Statement”) and is incorporated herein by reference. The discussion is qualified in its entirety by reference to the Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.43 and which is incorporated by reference herein.
The Company may begin granting awards under the Plan for fiscal year 2012. Awards made under the Plan will be made at the discretion of the Compensation Committee of the Company’s Board of Directors and will be based on attainment of performance goals.
Item 5.07. Submission of Matters to a Vote of Security Holders.
The following proposals were submitted to the stockholders of the Company at the Annual Meeting:

Proposal 1:	The election of two directors to serve as Class I directors until the 2014 annual meeting of stockholders.

Proposal 2:	The approval of the Plan and its material terms.

Proposal 3:	The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Proposal 4:	The approval on an advisory non-binding basis of the compensation of the Company’s named executive officers.

Proposal 5:	The approval on an advisory non-binding basis of a resolution regarding the frequency of holding an advisory non-binding vote on the compensation of the Company’s named executive officers.
For more information about the foregoing proposals, see the Proxy Statement. Of the 80,529,615 shares of the Company’s common stock entitled to vote at the Annual Meeting, 64,595,632 shares, or approximately 80.21%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such matter is set forth below:

Proposal 1:	Election of Directors.
The Company’s stockholders elected the following two directors to serve as Class I directors until the 2014 annual meeting of stockholders. The votes regarding the election of directors were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Lars Björk	53,649,547	461,839	10,484,246
Bruce Golden	53,653,038	458,348	10,484,246

Proposal 2:	Approval of the Plan.
The Company’s stockholders approved the Plan and its material terms. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
53,187,530	885,716	38,140	10,484,246

Proposal 3:	Ratification of Ernst & Young LLP.
The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
64,377,900	187,032	30,700	0

Proposal 4:	Compensation of Officers.
The Company’s stockholders approved on an advisory non-binding basis the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
53,566,562	524,776	20,048	10,484,246

Proposal 5:	Frequency of Advisory Vote on Compensation of Officers.
The Company’s stockholders approved the option of holding an advisory non-binding vote to approve the compensation of the Company’s named executive officers once every “1 Year.” The votes regarding this proposal were as follows:

1 Year	2 Years	3 Years	Votes Abstaining	Broker Non-Votes
51,993,843	275,860	1,833,102	8,581	10,484,246
In accordance with the recommendation of the Company’s Board of Directors as set forth in the Proxy Statement, and based on the voting results for this proposal, the Company determined that an advisory vote to approve the compensation of the named executive officers of the Company will be conducted on an annual basis, until the next advisory vote on this matter is held.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.43	Qlik Technologies Inc. Executive Incentive Cash Bonus Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLIK TECHNOLOGIES INC.
By:	/s/ WILLIAM G. SORENSON
	Name:	William G. Sorenson
	Title:	Chief Financial Officer, Secretary and Treasurer

Dated: May 24, 2011